Exhibit 3(d)

                                STATE OF DELAWARE
                                     BY-LAWS
                                       OF
                             INTERSTATE/JOHNSON LANE, INC.


                                      ARTICLE I
                                    ---------

                                     OFFICES

      Section 1. Principal Office. The principal office of the corporation shall be located in Charlotte, North Carolina.

      Section 2. Registered Office. The registered office in Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 3. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS

      Section 1. Location. All meetings of the stockholders for the election of directors shall be held in the City of Charlotte, State of North Carolina, at such place as may be fixed from time to time by the board of directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly-executed waiver of notice thereof.

      Section 2. Annual Meeting. The annual meeting of stockholders shall be held within one hundred twenty (120) days of the fiscal year of the corporation at such time and place, either within or without the State of Delaware, as shall be specified in the notice of meeting at which they shall elect by plurality of vote a classified board of directors serving staggered one-, two- and three-year terms. At each annual meeting following the initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. The annual meeting of stockholders shall also serve to transact such other business as may properly be brought before the meeting.

      Section 3. Notice. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

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      Section 4. Stock Ledger. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chief executive officer and shall be called by the chief executive officer or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 6. Notice of Special Meeting. Written notice of a special meeting of stockholders, stating the time, place and object thereof, shall be given to each stockholder entitled to vote thereat, at least five days before the date fixed for the meeting.

      Section 7. Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 9. Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

      Section 10. Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors.

      Section 11. Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the certificate of incorporation, the meeting and vote of stockholders may be dispensed with, if all stockholders who would have been entitled to vote upon the action if such meetings were held, shall consent in writing to such corporate action being taken.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS

      Section 1. Number. The number of directors which shall constitute the whole board shall be no less than three (3) and such number may be increased by the vote of a majority of the directors then constituting the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. The Directors shall be classified serving staggered one-, two- and three-year terms with one class holding office initially for a term expiring at the 1998 annual meeting of stockholders, another class holding office initially for a term expiring at the 1999 annual meeting and another class holding office initially for a term expiring at the 2000 annual meeting, with the members of each class holding office until their successors have been duly elected and qualified. At each annual meeting following the initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified. Directors need not be stockholders.

      Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

      Section 3. Nominations. Nominations for the election of directors may be made by the board of directors or a nominating committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (I) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      Section 4. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.


                       MEETINGS OF THE BOARD OF DIRECTORS

      Section 5. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

      Section 7. Special Meetings. Special meetings of the board may be called by the chief executive officer on not less than two, or, in the case of notice given by mail, not less than three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

      Section 8. Quorum. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 9. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceeding of the board or committee.

      Section 10. Meeting by Telephone Conference. Unless otherwise restricted by the certificate of incorporation, members of the board of directors or any committee designated by the board may participate in the meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.


                             COMMITTEES OF DIRECTORS

      Section 11. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

      Section 12. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                            COMPENSATION OF DIRECTORS

      Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors and such additional compensation as may be fixed from time to time by the board. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV
                                   ----------

                                     NOTICES

      Section 1. Writing. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may also be given by telegram.

      Section 2. Waiver. Whenever any notice is required to be given under provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V
                                    ---------

                                    OFFICERS

      Section 1. Officers. The officers of the corporation may consist of a chairman of the board and chief executive officer, a vice-chairman of the board, a president and chief operating officer, a secretary, a treasurer and such other executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, a controller and such other officers as the board of directors may from time to time elect. The same person may at the same time hold any two of the above-named offices.

      Section 2. Election and Term. The officers of the corporation shall be elected by the board of directors. Such elections may be held at any regular or special meeting of the board. Each officer shall hold office until his death, resignation, retirement removal, disqualification or his successor is elected and qualifies.

      Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4. Compensation. The compensation of all officers of the corporation shall be fixed by the board of directors.

      Section 5. The Chairman of the Board. The chairman of the board of directors shall, when present, preside at all meetings of the stockholders. In addition he shall, when present, preside at all meetings of the board of directors. He shall also perform such other duties as may be directed by the board of directors.

      Section 6. The Vice Chairman. The vice chairman of the board of directors shall, in the absence of the chairman of the board of directors, preside at all meetings of the stockholders. In addition, he shall in the absence of the chairman of the board of directors, preside at all meetings of the board of directors. He shall also perform such other duties as may be directed by the board of directors.

      Section 7. The Secretary. The secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. He shall give all notices required by law and by these by-laws. He shall have general charge of the corporate seal to any lawfully executed instruments requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of stockholders showing the name and address of each stockholder and the number and class of shares held by each. He shall sign such instruments as may require his signature and, in general, shall perform all duties incident to the office of secretary and such other duties as may be assigned to him from time to time by the chief executive officer or by the board of directors.

      Section 8. The Treasurer. The treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit and disburse the same under the direction of the board of directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for each year, all in reasonable detail, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any stockholder for a period of ten years. The treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the chief executive office or by the board of directors.

      Section 9. Assistant Secretaries and Treasurers. The assistant secretaries and assistant treasurers shall, in the absence or disability of the secretary or the treasurer, respectively, perform the duties and exercise the powers of those officers, and they shall, in general, perform such other duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the chief executive officer or the board of directors.

      Section 10. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

      Section 11. Bonds. The board of directors may, by resolution, require any and all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the board of directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

      Section 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock, or ore than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided, however, that except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 2. Facsimile Signatures. Where a certificate is signed by a transfer agent and a registrar, the signature of any such chairman of the board, president, vice-president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

      Section 3. Lost Certificate. The board of directors may direct a new certificate or certificates to be issued in place or any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for share duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 5. Closing of Transfer Books. The board of directors may close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

      Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII
                                   -----------

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

      Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      Section 4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

      Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

      Section 6. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

                                   AMENDMENTS

      Section 1. Amendments. These by-laws may be altered or repealed at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration or repeal be contained in the notice of such special meeting.